Exhibit 23.1

RobinBrown LLP Certified Public Accountants & Business Consultants One North Brentwood Saint Louis, MO 63105
T 314.290.3300 F 314.290.3400
W rubinbrown.com E info@rubinbrown.com
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan of our report dated June 26, 2009 with respect to the financial statements and supplemental schedule of Arch Coal, Inc. Employee Thrift Plan included in this Annual Report on Form 11-K for the year ended December 31, 2008.
/s/ RubinBrown LLP
St. Louis, Missouri
June 26, 2009